UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                November 22, 2004
                Date of Report (Date of earliest event reported)



                                FIRST BANKS, INC.
             (Exact name of registrant as specified in its charter)



          MISSOURI                    0-20632                    43-1175538
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
     of incorporation)                                       Identification No.)



                 135 NORTH MERAMEC, CLAYTON, MISSOURI     63105
               (Address of principal executive offices)(Zip code)



                                 (314) 854-4600
              (Registrant's telephone number, including area code)



                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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                                FIRST BANKS, INC.

Table of Contents

                                                                            Page
                                                                            ----

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT......................   1

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION
           UNDER AN OFF-BALANCE-SHEET ARRANGEMENT OF A REGISTRANT..........   1

SIGNATURE  ................................................................   2

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On November 22, 2004, First Banks, Inc. ("First Banks" or the "Company") entered into a Placement Agreement with FTN Financial Capital Markets and Keefe, Bruyette & Woods, Inc. regarding the issuance of variable rate trust preferred securities by First Bank Statutory Trust III, a newly formed Delaware statutory trust affiliate of the Company ("FBST III"). On November 23, 2004, FBST III issued 40,000 shares of variable rate trust preferred securities at $1,000 per share in a private placement, and issued 1,238 shares of common securities to First Banks at $1,000 per share. First Banks owns all of the common securities of FBST III. The gross proceeds of the offering were used by FBST III to purchase $41.2 million of variable rate subordinated debentures from First Banks, maturing on December 15, 2034. The maturity date of the subordinated debentures may be shortened, at the option of First Banks, to a date not earlier than December 15, 2009, if certain conditions are met. The subordinated debentures are the sole asset of FBST III. In connection with the issuance of the FBST III preferred securities, First Banks made certain guarantees and commitments that, in the aggregate, constitute a full and unconditional guarantee by First Banks of the obligations of FBST III under the FBST III preferred securities. Proceeds from the issuance of the subordinated debentures to FBST III, net of offering expenses, were $41.2 million. The distribution rate on the FBST III securities is equivalent to the three-month London Interbank Offering Rate plus 218.0 basis points, and is payable quarterly in arrears beginning March 15, 2005.

     In a similar transaction, on September 20, 2004, First Bank Statutory Trust II, a newly formed Delaware statutory trust affiliate of the Company ("FBST II"), issued 20,000 shares of variable rate trust preferred securities at $1,000 per share in a private placement, and issued 619 shares of common securities to First Banks at $1,000 per share. First Banks owns all of the common securities of FBST II. The gross proceeds of the offering were used by FBST II to purchase $20.6 million of variable rate subordinated debentures from First Banks, maturing on September 20, 2034. The maturity date of the subordinated debentures may be shortened, at the option of First Banks, to a date not earlier than September 20, 2009, if certain conditions are met. The subordinated debentures are the sole asset of FBST II. In connection with the issuance of the FBST II preferred securities, First Banks made certain guarantees and commitments that, in the aggregate, constitute a full and unconditional guarantee by First Banks of the obligations of FBST II under the FBST II preferred securities. Proceeds from the issuance of the subordinated debentures to FBST II, net of offering expenses, were $20.6 million. The distribution rate on the FBST II securities is equivalent to the three-month London Interbank Offering Rate plus 205.0 basis points and is payable quarterly in arrears beginning December 20, 2004.

     First Banks intends to use the proceeds from the issuance of the subordinated debentures to the affiliated statutory trusts to fund its previously announced acquisition of Hillside Investors, Ltd. and its wholly owned banking subsidiary, CIB Bank, headquartered in Hillside, Illinois, which is scheduled to close on November 30, 2004.

ITEM  2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
           OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     See Item 1.01.



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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      FIRST BANKS, INC.



Date:  November 29, 2004              By: /s/ Allen H. Blake
                                         ---------------------------------------
                                              Allen H. Blake
                                              President, Chief Executive Officer
                                              and Chief Financial Officer